Exhibit 33.2

ASSERTION OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

The Bank of New York, The Bank of New York Trust Company, N. A. and The Bank of New York (Delaware) (collectively, the “Company”) provides this platform-level assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the following servicing criteria are applicable in regards to the following servicing platform for the following period:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) asset-backed securities issued on or after January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) for which the Company provides trustee, securities administration, or paying agent services, other than residential mortgage-backed securities and other mortgage-related asset-backed securities. The platform includes like-kind transactions for which the Company provided trustee, securities administrator, or paying agent services as a result of the Company’s acquisition as of October 1, 2006 of portions of JPMorgan Chase Bank, N.A.’s corporate trust business, including structured finance agency and trust transactions.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except for the following criteria: 1122 (d) (1) (ii), (iii), (iv), (2) (iii), (vi), (4) (vi), (vii), (viii), (x), (xi), (xii), (xiii) and (xiv).

Period: Twelve months ended December 31, 2006.

With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

• The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

• The Company has assessed compliance with the Applicable Servicing Criteria.

• As of December 31, 2006 and for the Period, the Company was in material compliance with the Applicable Servicing Criteria.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company’s foregoing assessment of compliance.

The Bank of New York	The Bank of New York
The Bank of New York Trust Company, N.A.	The Bank of New York Trust Company, N.A.
The Bank of New York (Delaware)

Robert L. Griffin Authorized Signer	Patrick J. Tadie Authorized Signer

March 1, 2007

Appendix A

BA Master Credit Card Trust II
Capital Auto Receivables Asset Trust 2006-1
Capital Auto Receivables Asset Trust 2006-2
Capital One Auto Finance Trust 2006-A
Capital One Auto Finance Trust 2006-B
Capital One Auto Finance Trust 2006-C
Capital One Prime Auto Receivables Trust 2006-2
Capital One Prime Auto Receivables Trust, 2006-1
Centex Home Equity Loan Trust 2006-A
Chase Auto Owner Trust 2006-A
Chase Auto Owner Trust 2006-B
Chase Credit Card Master Trust, Series 1996-2 (Class A and B)
Chase Credit Card Master Trust, Series 1996-3 (Class A and B)
Chase Credit Card Master Trust, Series 2001-1
Chase Credit Card Master Trust, Series 2001-2
Chase Credit Card Master Trust, Series 2001-4
Chase Credit Card Master Trust, Series 2001-6
Chase Credit Card Master Trust, Series 2002-1
Chase Credit Card Master Trust, Series 2002-3
Chase Credit Card Master Trust, Series 2002-5
Chase Credit Card Master Trust, Series 2002-7
Chase Credit Card Master Trust, Series 2003-1
Chase Credit Card Master Trust, Series 2003-2
Chase Credit Card Master Trust, Series 2003-3
Chase Credit Card Master Trust, Series 2003-4
Chase Credit Card Master Trust, Series 2003-5
Chase Credit Card Master Trust, Series 2003-6
Chase Credit Card Master Trust, Series 2004-1
Chase Credit Card Master Trust, Series 2004-2
Chase Mortgage Finance Trust Series 2006-A1
Chase Mortgage Finance Trust Series 2006-S1
Chase Mortgage Finance Trust Series 2006-S2
Chase Mortgage Finance Trust Series 2006-S3
Chase Mortgage Finance Trust Series 2006-S4
ChaseFlex Trust Series 2006-1
ChaseFlex Trust Series 2006-2
Citigroup Mortgage Loan Trust 2006-CB3
CNH Equipment Trust 2006-A
CNH Equipment Trust 2006-B
CWHEQ Revolving Home Equity Loan Trust, Series 2006- F
CWHEQ Revolving Home Equity Loan Trust, Series 2006-A
CWHEQ Revolving Home Equity Loan Trust, Series 2006-B
CWHEQ Revolving Home Equity Loan Trust, Series 2006-C
CWHEQ Revolving Home Equity Loan Trust, Series 2006-D
CWHEQ Revolving Home Equity Loan Trust, Series 2006-E
CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
CWHEQ Revolving Home Equity Loan Trust, Series 2006-H
CWHEQ Revolving Home Equity Loan Trust, Series 2006-I
DaimlerChrysler Auto Trust 2006-A
Ford Credit Floorplan Master Owner Trust A, Series 2006-3
Ford Credit Floorplan Master Owner Trust A, Series 2006-4
GE Equipment Midticket LLC, Series 2006-1
GMACM Home Equity Loan Trust 2006-HE1

GMACM Home Equity Loan Trust 2006-HE2
GMACM Home Equity Loan Trust 2006-HE3
GMACM Home Equity Loan Trust 2006-HE4
GMACM Home Equity Loan Trust 2006-HE5
GMACM Home Loan Trust 2006-HLTV1
GMACM Mortgage Loan Trust 2006-AR2
GS Auto Loan Trust 2006-1
GSAA Home Equity Trust 2006-1
GSAA Home Equity Trust 2006-12
GSAA Home Equity Trust 2006-3
GSAA Home Equity Trust 2006-5
GSAA Home Equity Trust 2006-6
GSAA Home Equity Trust 2006-9
GSR Mortgage Loan Trust 2006-4F
Honda Auto Receivables 2006-1 Owner Trust
IXIS Real Estate Capital Trust 2006-HE1
IXIS Real Estate Capital Trust 2006-HE2
J.P. Morgan Mortgage Acquisition Corp. 2006-FRE1
J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2
J.P. Morgan Mortgage Acquisition Corp. 2006-HE1
J.P. Morgan Mortgage Acquisition Corp. 2006-WMC1
J.P. Morgan Mortgage Acquisition Trust 2006-ACC1
J.P. Morgan Mortgage Acquisition Trust 2006-CH1
J.P. Morgan Mortgage Acquisition Trust 2006-CH2
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
J.P. Morgan Mortgage Acquisition Trust 2006-HE2
J.P. Morgan Mortgage Acquisition Trust 2006-HE3
J.P. Morgan Mortgage Acquisition Trust 2006-NC1
J.P. Morgan Mortgage Acquisition Trust 2006-NC2
J.P. Morgan Mortgage Acquisition Trust 2006-RM1
J.P. Morgan Mortgage Acquisition Trust 2006-WMC2
J.P. Morgan Mortgage Acquisition Trust 2006-WMC3
J.P. Morgan Mortgage Acquisition Trust 2006-WMC4
Nationstar Home Equity Loan Trust 2006-B
Newcastle Mortgage Securities Trust 2006-1
NovaStar Mortgage Funding Trust, Series 2006-1
NovaStar Mortgage Funding Trust, Series 2006-2
NovaStar Mortgage Funding Trust, Series 2006-3
NovaStar Mortgage Funding Trust, Series-2006-MTA1
Origen Manufactured Housing Contract Trust 2006-A
Ownit Mortgage Loan Trust, Series 2006-1 Trust
Popular ABS Mortgage Pass-Through Trust 2006-A
Popular ABS Mortgage Pass-Through Trust 2006-B
Popular ABS Mortgage Pass-Through Trust 2006-C
Popular ABS Mortgage Pass-Through Trust 2006-D
Popular ABS Mortgage Pass-Through Trust 2006-E
RAAC Series 2006-SP1 Trust
RAAC Series 2006-SP2 Trust
RAAC Series 2006-SP3 Trust
RAMP Series 2006-RS1 Trust
RAMP Series 2006-RS2 Trust
RAMP Series 2006-RS3 Trust
RAMP Series 2006-RS4 Trust
RAMP Series 2006-RS5 Trust
RAMP Series 2006-RZ1 Trust
RAMP Series 2006-RZ2 Trust

RAMP Series 2006-RZ3 Trust
RAMP Series 2006-RZ4 Trust
RFMSII Series 2006-HSA1 Trust
The Home Equity Loan Trust 2006-HSA2
The Home Equity Loan Trust 2006-HSA3
The Home Equity Loan Trust 2006-HSA4
The Home Equity Loan Trust 2006-HSA5
The Home Loan Trust 2006-HI1
The Home Loan Trust 2006-HI2
The Home Loan Trust 2006-HI3
The Home Loan Trust 2006-HI4
USAA Auto Owner Trust 2006-1
USAA Auto Owner Trust 2006-2